Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-236116) and Form S-8 (Nos. 333-231236, 333-217879, 333-205919, 333-181787, 333-166775, 333-157486, 333-47796, and 333-141029) of PolyOne Corporation of our report dated March 19, 2020 relating to the financial statements of the Masterbatches Business of Clariant Ltd, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers AG

Basel, Switzerland

April 29, 2020